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                                                                 Exhibit (d)(4)

                                                                   CONFIDENTIAL

November 1, 2002

Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404

Attention: John F. Milligan, Ph.D

Dear Sirs:

In connection with the analysis of a possible strategic or financial transaction (the "Transaction") between Gilead Sciences, Inc. ("Gilead") and Triangle Pharmaceuticals, Inc. ("Triangle"), Gilead may deliver to Triangle or its Representatives (as defined below) certain oral and written Information (as defined below) concerning Gilead and the Transaction, and Triangle may deliver to Gilead or its Representatives certain oral and written Information concerning Triangle and the Transaction. Gilead and Triangle are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

As used herein, "Information" means (i) all data, reports, analyses, compilations, studies, interpretations, forecasts, records and other materials (in whatever form maintained, whether documentary, computer storage or otherwise) to the extent such materials contain or otherwise reflect confidential or proprietary information concerning a Party, any of its subsidiaries or affiliates or the Transaction that such Party or its Representatives may provide to the other Party or its Representatives in the course of the evaluation of the Transaction ("Provided Information"), together with all data, reports, analyses, compilations, studies, interpretations, forecasts, records or other materials (in whatever form maintained, whether documentary, computer storage or otherwise) prepared by the other Party or its Representatives to the extent such materials contain or otherwise reflect or are based upon any Provided Information or reflect the review of, interest in, or evaluation of all or any portion of the Transaction ("Derived Information"), and (ii) the fact that discussions or negotiations are taking place between Triangle and Gilead concerning the Transaction and all confidential or proprietary information related thereto with respect to the Transaction, including the status thereof. As used herein, "Representatives" means, collectively, the controlled affiliates of a Party and the respective directors, officers, employees, investment bankers, accountants, attorneys, financial advisors, lenders and consultants of such Party or its controlled affiliates. As used herein, the term "person" shall be broadly interpreted to include, without limitation, any corporation, partnership, trust or individual.

Each Party hereby agrees to use the Information concerning the other Party solely for the purpose of evaluating a possible Transaction, that the Information concerning the other Party will be kept confidential and that the Party will not disclose any of the Information concerning the other Party in any manner whatsoever; provided, however, that (i) each Party

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                                                               November 1, 2002
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may make disclosure of any such Information concerning the other Party to which the other Party gives its prior written consent, (ii) each Party may make disclosure of any Information concerning the other Party in order, based upon the advice of such Party's counsel, that such disclosure is necessary, to avoid violating the federal securities and other applicable laws, regulations and orders; provided that each Party agrees, to the extent reasonably practicable and legally permissible, to notify the other Party of any such required disclosure prior to the making of such disclosure and to cooperate with the other Party, at such other Party's expense, to the extent it may seek to limit such disclosure; and provided further, that with respect to disclosure under this clause (ii), each Party will give reasonable advance notice to the other Party prior to disclosing technical scientific information included in the Information concerning the other Party and reasonably cooperate with the other Party to the extent it may seek to limit such disclosure; (iii) each Party may disclose to its Representatives any Information concerning the other Party if and to the extent that such Representatives, in the reasonable judgment of the Party, need to know any Information concerning the other Party for the purpose of evaluating a possible Transaction and are informed of the confidential nature of the Information concerning the other Party and the Party's confidentiality obligations hereunder; and (iv) neither party shall be permitted to disclose any Information regarding any proposed Transaction to any third party unless outside counsel shall have advised such party that it is required to do so under applicable federal securities laws.

If a Transaction is not consummated or if the other Party so requests, each Party promptly will return to the other Party all copies of the Provided Information concerning the other Party in its possession and in the possession of its Representatives, and will destroy all copies of any Derived Information concerning the other Party; provided that a Party may keep one copy of the Information in its legal files for the sole purpose of ensuring or demonstrating compliance with the obligations contained herein. However, this Agreement will continue to apply to such Information on the terms set forth herein. Notwithstanding the return or destruction of any Information concerning the other Party, or documents or material containing or reflecting any Information concerning the other Party, each Party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder for the terms specified in this Agreement.

Neither Party will initiate or maintain contact (except for those contacts made in the ordinary course of business) in any way relating to the Information or a possible Transaction with any officer, director, shareholder, employee or agent of the other Party or its subsidiaries regarding its business, operations, prospects or finances, except with the express written consent of the other Party. It is understood that each Party will arrange for appropriate contacts for due diligence purposes. It is further understood that all (i) communications regarding a possible Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings and (iv) discussions or questions regarding procedures will be submitted or directed to a single designee of each Party specified in writing by such Party.

This Agreement shall not apply to such of the Information as (i) is or becomes generally available to the public other than as a result of unauthorized disclosure by the Party to which the Information is disclosed or any of its Representatives, (ii) was within the possession of

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                                                               November 1, 2002
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the Party to which the Information is disclosed prior to its being furnished to such Party by or on behalf of the other Party pursuant hereto, provided that the source of such information was not known by the Party to which the Information is disclosed to be in violation of a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such Information, (iii) becomes available to the Party to which the Information is disclosed on a nonconfidential basis from a source other than the other Party or any of its Representatives, provided that such source is not known by the Party to which the Information is disclosed to be in violation of a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such Information, or (iv) was, or is in the future, independently developed by the Party to which the Information is disclosed or by any of its affiliates without reliance on the Information concerning the other Party.

Although each Party has endeavored and will endeavor to include in the Information it discloses to the other Party the information which it believes to be relevant for the purpose of the other Party's evaluation of a possible Transaction, each Party (i) acknowledges that neither the other Party nor any of its subsidiaries or affiliates or any of its Representatives makes any representation or warranty (express or implied) as to the accuracy or completeness of any Information and (ii) agrees to assume full responsibility for all conclusions it derives from the Information. Each Party shall be entitled to, and shall, rely solely on representations and warranties made in any final agreement relating to the Transaction.

In the event that either Party or any person to whom it or its Representatives transmit Information concerning the other Party becomes legally compelled (by oral questions, interrogatories, requests for Information or documents, subpoenas, civil investigative demands or otherwise) to disclose any such Information, such Party shall provide the other Party with prompt written notice so that the other Party may seek a protective order or other appropriate remedy, or both. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, such Party or any of its Representatives are nonetheless, based upon the advice of such Party's counsel, legally compelled to disclose Information concerning the other Party to any tribunal, such Party or its Representative may, without liability hereunder, disclose to such tribunal any portion of the Information concerning the other Party which such Party's counsel advises is legally required to be disclosed. Each Party shall be entitled to reimbursement from the other Party for such Party's reasonable expenses, including the fees and expenses of such Party's counsel, in connection with any action required of such Party by this paragraph.

Each Party agrees that, for a period of twelve (12) months from the date of this Agreement (the "Standstill Period"), neither it nor any of its Representatives acting on its behalf (excluding its investment bankers) who have knowledge of the discussions regarding the Transaction and access to material non-public information about Triangle and Gilead, as the case may be will, without the prior written consent of the other Party's board of directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other Party or any subsidiary of the other Party, or any assets of the other Party or any subsidiary


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or division thereof; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other Party, (iii) make any public announcements with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the other Party or its securities or assets, (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing or (v) request the other Party or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph. Notwithstanding anything to the contrary contained in this Agreement, if, at any time during the Standstill Period, any person other than a Party or its Representatives (i) commences or publicly announces a tender offer for at least 50% of the outstanding capital stock of a Party, (ii) commences or publicly announces a proxy contest with respect to the election of any directors of a Party, or (iii) enters into an agreement with a Party contemplating the acquisition (by way of merger, tender offer or otherwise) of at least 50% of the outstanding capital stock of such Party or all or substantially all of such Party's assets, then (in any of such cases) the restrictions applicable to the other Party, as set forth in this paragraph, shall immediately terminate and cease to be of any further force or effect.

Notwithstanding any of the above restrictions, nothing shall prohibit the purchase, holding and/or sale by either Party or its subsidiaries of less than two percent (2%) of the voting securities of the other Party and/or other relationships between the Parties in the ordinary course of business (e.g., licensing and other comparable transactions).

Each Party agrees that neither it, its Representatives who are participating in negotiations or discussions between the Parties for a possible Transaction, or its officer(s) primarily responsible for human resources, employment issues and firm-wide recruiting will at any time from the date of this Agreement and for a period of one year thereafter, without obtaining the prior written consent of the other Party, solicit or direct any other person to solicit for employment with such Party any employee of the other Party so long as such employee is employed by the other; provided, however, that this paragraph will not prevent either Party or any Representative of either Party from: (a) causing to be placed or posted any general advertisement or similar notice (including any advertisement or notice on such Party's web site) that is not targeted specifically at employees of the other Party, or soliciting for employment any employee of the other Party who responds to any such advertisement or notice; or (b) engaging any recruiting firm or similar organization to identify or solicit persons for employment on behalf of such Party, provided that such recruiting firm is not instructed to solicit for employment employee of the other party or otherwise violate the terms of this Agreement. Provided also that such Party takes reasonable measures through its officer(s) primarily responsible for human resources, employment issues and firm-wide recruiting to prevent the solicitation for employment of such employees.

Each Party understands and agrees that no contract or agreement providing for a Transaction with the other Party shall be deemed to exist between the Parties unless and until a definitive Transaction agreement has been executed and delivered, and each Party hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with a

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                                                               November 1, 2002
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possible Transaction with the other Party unless and until the Parties shall have entered into a definitive Transaction agreement. Each Party also agrees that unless and until a Transaction agreement between the Parties has been executed and delivered, the other Party has no legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this Agreement or any other written or oral expression with respect to such Transaction except, in the case of this Agreement, for the matters specifically agreed to herein. For purposes of this Agreement, the term "Transaction agreement" does not include the nonbinding provisions of an executed letter of intent or the nonbinding provisions of any other preliminary written agreement in principle. Each Party further understands that (i) the other Party shall be free to conduct the process for a possible Transaction as it in its sole discretion shall determine, and (ii) the other Party reserves the right, in its sole and absolute discretion, to reject any and all proposals including, but not limited to those relating to such process, and to terminate discussions and negotiations with such Party at any time.

This Agreement shall inure to the benefit of and be binding upon Triangle and Gilead and their respective successors and permitted assigns.

Each Party agrees that the other Party may be irreparably injured by a breach of this Agreement by such Party or its Representatives and that the other Party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by such Party or its Representatives, but shall be in addition to all other remedies available at law or in equity.

Any assignment of this Agreement by Gilead or Triangle without the prior written consent of the other Party shall be void.

This Agreement shall cover Information disclosed from the date hereof to May 1, 2003 and this Agreement shall terminate on such date (or such earlier date, if any, that the Information is returned or destroyed pursuant to the provisions hereof) but the obligations applicable to the Information (including, without limitation confidentiality and non-disclosure) shall survive and continue in full force and effect for a period of five (5) years from the date hereof and the standstill and non-solicitation obligations set forth herein shall survive and continue in full force and effect for the respective periods set forth above.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws provisions.

This Agreement contains the entire agreement between the Parties concerning confidentiality of the Information concerning each of the Parties and related matters. No modifications of this Agreement or waiver of the terms and conditions hereof shall be binding upon the Parties, unless approved in writing by each of Triangle and Gilead.

No written consent required by this Agreement shall be unreasonably withheld.

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                                                               November 1, 2002
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If the foregoing reflects our agreement, kindly sign and return the duplicate copy of this letter to us.

                                          Sincerely,

                                          TRIANGLE PHARMACEUTICALS, INC.

                                          By:   /s/ ANDREW FINKLE
                                             ---------------------------------
                                                 Exec. VP.


Agreed to as of the date set forth above:

GILEAD SCIENCES, INC.

By:  /s/ JOHN MILLIGAN
   ------------------------------------
     Sr. VP and CFO